EXHIBIT 31.2

PRINCIPAL FINANCIAL OFFICER CERTIFICATION

I, Hiram M. Lazar, Chief Financial Officer, certify that:

(1)	I have reviewed this annual report on Form 10-K/A of Dial Global, Inc.; and

(2)
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ HIRAM M. LAZAR
Hiram M. Lazar
Chief Financial Officer
April 30, 2012